Erwin & Thompson LLP

A Limited Liability Partnership

Including Professional Corporations

ONE EAST LIBERTY, SUITE 424 TELEPHONE: (775) 786-9494

POST OFFICE BOX 40817 FACSIMILE: (775) 786-1180

RENO, NEVADA 89504 E-MAIL: erwin@renolaw.com

URL: www.renolaw.com

THOMAS P. ERWIN

FRANK W. THOMPSON

December 21, 2005

United States Securities and

Exchange Commission

450 Fifth Ave. N.W.

Washington DC 20549

Re: Registration Statement on Form SB-2

Monza Ventures Ltd., a Nevada corporation

Ladies and Gentlemen:

We consent to the filing of our opinion of even date with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement on Form SB-2 filed by Monza Ventures Ltd. and the inclusion in the Registration Statement of our firm's name as special Nevada counsel for Monza Ventures Ltd.

Very truly yours,

/s/ Erwin & Thompson LLP